As filed with the Securities and Exchange Commission on May 19, 2016
Registration No. 333-
_______________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________

OLD DOMINION FREIGHT LINE, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	500 Old Dominion Way Thomasville, NC 27360 (Address of principal executive offices, including zip code)	56-0751714 (I.R.S. Employer Identification Number)

OLD DOMINION FREIGHT LINE, INC.
2016 STOCK INCENTIVE PLAN
(Full title of the plan)

Ross H. Parr
Senior Vice President – Legal Affairs, General Counsel and Secretary
Old Dominion Freight Line, Inc.
500 Old Dominion Way
Thomasville, North Carolina 27360
(336) 889-5000
(Name, address and telephone number, including area code,
of agent for service)
  _______________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

_______________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, par value $0.10 per share	2,000,000	$62.08	$124,160,000	$12,503

(1)
This amount represents 2,000,000 shares of common stock of Old Dominion Freight Line, Inc. (the “Company”) approved for issuance under the Old Dominion Freight Line, Inc. 2016 Stock Incentive Plan. This Registration Statement also registers additional securities to be offered or issued upon adjustment or changes made to the registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)
Pursuant to Rules 457(c) and (h)(1) of the Securities Act, based on the average ($62.08) of the high ($62.74) and low ($61.42) prices of the Company’s common stock on May 18, 2016, as reported on the NASDAQ Global Select Market.

EXPLANATORY NOTE
Old Dominion Freight Line, Inc. (the “Company”) has prepared this Registration Statement (the “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register 2,000,000 shares of common stock of the Company authorized for issuance under the Old Dominion Freight Line, Inc. 2016 Stock Incentive Plan (the “2016 Plan”).
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.*

Item 2. Registration Information and Employee Plan Annual Information.*

*
The documents containing the information specified in Part I of this Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission are incorporated herein by reference:
(a)    The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Commission on February 29, 2016;
(b)    The information contained in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 19, 2016 and incorporated into Part III of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015;
(c)    The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the Commission on May 6, 2016;
(d)    The Company’s Current Reports on Form 8-K filed with the Commission on January 4, 2016;
(e)    The description of the Company’s common stock, par value $0.10 per share, contained in the Company’s Registration Statement on Form 8-A, filed pursuant to Section 12(b) of the Securities Act with the Commission on October 15, 1991, including any amendment or report filed for the purpose of updating such description; and
(f)    All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the year ended December 31, 2015.
All documents subsequently filed by the Company with the Commission under Sections 13(a), 13(c), 14 and 15(d), as applicable, of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
Sections 13.1-696 through 13.1-704 of the Virginia Stock Corporation Act (the “Act”) prescribe the conditions under which indemnification may be obtained by a present or former director or officer who incurs expenses or liability as a consequence of a legal proceeding arising out of his activities.
Mandatory Statutory Indemnification. Under the Act, unless limited by its articles of incorporation, a Virginia corporation must indemnify a director or officer who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation. This mandatory indemnification covers reasonable expenses incurred in connection with the proceedings.
Permissive Statutory Indemnification. A Virginia corporation may, but is not required by the Act to, indemnify a director or officer who the corporation determines has conducted himself in good faith and met a reasonable belief test regarding the challenged conduct. If he was acting in his official capacity, the director or officer must have believed the challenged conduct was in the best interests of the corporation or the participants in and beneficiaries of an employee benefit plan; if he was acting otherwise, he must meet the test that he reasonably believed his conduct was not opposed to the best interests of the corporation or the participants in and beneficiaries of an employee benefit plan; and, in the case of any criminal proceeding, he must have had no reasonable cause to believe his conduct was unlawful. Notwithstanding those tests, however, statutory indemnification is prohibited where the individual is held liable to the corporation or where he is held liable on the basis of an improperly received personal benefit.
Court Orders for Advances, Reimbursements or Indemnification. A director or officer who is made a party to a proceeding may apply for a court order directing the corporation to make advances or reimbursement for expenses or to provide indemnification. If the court determines that the individual is entitled to such advances, reimbursement or indemnification, the court must order the corporation to (i) make advances and/or reimbursement for expenses or to provide indemnification and (ii) pay the individual’s reasonable expenses incurred to obtain the order. With respect to a proceeding by or in the right of the corporation, the court may order the corporation to (i) indemnify the individual to the extent of his reasonable expenses if it determines that, considering all the relevant circumstances, the individual is entitled to indemnification even though he was adjudged liable to the corporation and (ii) pay the individual’s reasonable expenses incurred to obtain the order.
Voluntary Indemnification. Notwithstanding the limits on statutory indemnification, a Virginia corporation may make any further indemnity, and may make additional provision for advances and reimbursement of expenses, to any director, officer, employee or agent that may be authorized by the corporation’s articles of incorporation, bylaws or a resolution of its shareholders, except an indemnity against (i) his willful misconduct, or (ii) a knowing violation of the criminal law. A Virginia corporation may also obtain insurance to protect its directors and officers from personal liability whether or not the corporation would have power to indemnify the individual against the same liability under the Act.
The Company’s bylaws contain broad indemnification provisions covering its directors and officers. The Company has also purchased insurance providing for indemnification of its directors and officers. In addition, as permitted by Section 13.1-692.1 of Act, the Company’s articles of incorporation limit the damages that may be assessed against an officer or director in any proceeding brought by or in the right of the Company or brought by or on behalf of its shareholders, subject to certain limitations.

Item 7. Exemption From Registration Claimed.
Not Applicable.
Item 8. Exhibits.
The following exhibits are filed as a part of this Registration Statement:
Number    Description

3.1.1
Amended and Restated Articles of Incorporation of Old Dominion Freight Line, Inc. (as amended July 30, 2004) (Incorporated by reference to the exhibit of the same number contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed on August 6, 2004).

3.1.2
Articles of Amendment of Old Dominion Freight Line, Inc. (Incorporated by reference to the exhibit of the same number contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, filed on August 9, 2012).

3.2
Amended and Restated Bylaws of Old Dominion Freight Line, Inc. (Incorporated by reference to the exhibit of the same number contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, filed on February 28, 2013).

5	Opinion of Womble Carlyle Sandridge & Rice, LLP, as to the legality of the common stock being registered.

23.1	Consent of Womble Carlyle Sandridge & Rice, LLP (included in Exhibit 5).

23.2	Consent of Ernst & Young LLP.

24	Powers of Attorney (included on signature page).

99	Old Dominion Freight Line, Inc. 2016 Stock Incentive Plan.
Item 9. Undertakings.

(a)    The undersigned Company hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Company hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, Old Dominion Freight Line, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thomasville, State of North Carolina, on this 19th day of May, 2016.
OLD DOMINION FREIGHT LINE, INC.

By:	/s/ DAVID S. CONGDON_______________
David S. Congdon
Vice Chairman of the Board of Directors and Chief Executive Officer

POWER OF ATTORNEY
Each of the undersigned, being a director and/or officer of Old Dominion Freight Line, Inc. (the “Company”), hereby nominates, constitutes and appoints David S. Congdon and Ross H. Parr, or any one of them severally, to be his true and lawful attorney-in-fact and agent and to sign in his name and on his behalf in any and all capacities stated below, and to file with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8 (the “Registration Statement”) or other appropriate form relating to the issuance of certain shares of the common stock, $0.10 par value, of the Company (the “Common Stock”) in connection with the Old Dominion Freight Line, Inc. 2016 Stock Incentive Plan, and to file any and all amendments, including post-effective amendments, exhibits and other documents and instruments in connection therewith, to the Registration Statement, making such changes to the Registration Statement as such attorney-in-fact and agent deems appropriate, and generally to do all such things on his behalf in any and all capacities stated below to enable the Company to comply with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and all requirements of the Commission.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated below.

Signature	Title	Date

/s/ EARL E. CONGDON
Earl E. Congdon	Executive Chairman of the Board of Directors	May 19, 2016

/s/ DAVID S. CONGDON
David S. Congdon	Vice Chairman of the Board of Directors and Chief Executive Officer	May 19, 2016
(Principal Executive Officer)

/s/ ADAM N. SATTERFIELD
Adam N. Satterfield	Senior Vice President – Finance,	May 19, 2016
Chief Financial Officer and Assistant Secretary
(Principal Financial Officer)

Signature	Title	Date

/s/ JOHN P. BOOKER III
John P. Booker III	Vice President – Controller	May 19, 2016
(Principal Accounting Officer)

/s/ JOHN R. CONGDON, JR.
John R. Congdon, Jr.	Director	May 19, 2016

/s/ ROBERT G. CULP III
Robert G. Culp III	Director	May 19, 2016

/s/ BRADLEY R. GABOSCH
Bradley R. Gabosch	Director	May 19, 2016

/s/ PATRICK D. HANLEY
Patrick D. Hanley	Director	May 19, 2016

/s/ JOHN D. KASARDA
John D. Kasarda	Director	May 19, 2016

/s/ LEO H. SUGGS
Leo H. Suggs	Director	May 19, 2016

/s/ D. MICHAEL WRAY
D. Michael Wray	Director	May 19, 2016

EXHIBIT INDEX
to
Registration Statement on Form S-8 of
Old Dominion Freight Line, Inc.

Number    Description

3.1.1
Amended and Restated Articles of Incorporation of Old Dominion Freight Line, Inc. (as amended July 30, 2004) (Incorporated by reference to the exhibit of the same number contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed on August 6, 2004).

3.1.2
Articles of Amendment of Old Dominion Freight Line, Inc. (Incorporated by reference to the exhibit of the same number contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, filed on August 9, 2012).

3.2
Amended and Restated Bylaws of Old Dominion Freight Line, Inc. (Incorporated by reference to the exhibit of the same number contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, filed on February 28, 2013).

5	Opinion of Womble Carlyle Sandridge & Rice, LLP, as to the legality of the common stock being registered.

23.1	Consent of Womble Carlyle Sandridge & Rice, LLP (included in Exhibit 5).

23.2	Consent of Ernst & Young LLP.

24	Powers of Attorney (included on signature page).

99	Old Dominion Freight Line, Inc. 2016 Stock Incentive Plan.